Misonix Contact:	Investor Relations Contact:
Richard Zaremba	Kevin McGrath, Cameron Associates, Inc.
631-694-9555	212-245-4577
invest@misonix.com	Kevin@cameronassoc.com

Misonix Reports a 14.8% Increase in Revenue for the First Quarter Fiscal 2012 Financial Results

FARMINGDALE, NY – November 9, 2011 –-- Misonix, Inc. (NASDAQ: MSON), a medical device company that designs, manufactures, and markets innovative therapeutic ultrasonic products worldwide for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery and other surgical and medical applications, today reported financial results for the first fiscal quarter ending September 30, 2011.  Michael A. McManus Jr., President and Chief Executive Officer, and Richard Zaremba, Senior Vice President and Chief Financial Officer, will host a conference call Wednesday, November 9, 2011 at 4:30 pm to discuss the Company’s first quarter results.

The Company also reported the following financial and operational achievements:

▪	A 14.8% increase in revenue for the three months ending September 30, 2011 compared with the same period ending September 30, 2010.
▪	Medical device products revenue increased 19.5% for the three months ending September 30, 2011compared with the same period ending September 30, 2011.
▪	Gross profits as a percentage of revenue were 51.4% for the three months ending September 30, 2011 compared with 50.3% for the 3 months ending September 30, 2010.

Revenue for the three months ended September 30, 2011 was $3.7 million, a 14.8% increase when compared with $3.3 million for the same period in fiscal 2010.  Medical device products sales increased $525,000 or 19.5% to $3.2 million and laboratory and scientific products sales decreased $44,000 to $522,000 for the three months ended September 30, 2011.  The increase in medical device products sales was primarily attributable to sales of the Company’s BoneScalpel and Neuroaspirator products.

Gross profit as a percentage of sales (gross profit percentage) was 51.4% for the three months ended September 30, 2011 compared with 50.3% for the three months ended September 30, 2010.  Gross profit percentage for medical device products sales was 54.8% for the three months ended September 30, 2011 compared to 54.7% for the three months ended September 30, 2010.

The Company reported a pre-tax loss from continuing operations of $819,000 for the three months ended September 30, 2011 compared with a pre-tax loss of $804,000 for the same period in fiscal 2010.  The Company reported a net loss for the three months ended September 30, 2011 of $884,000, or $.13 per share, including a loss of $60,000 from discontinued operations, compared to a net loss of $1 million, or $.15 per share, including a loss of $175,000 from discontinued operations, for the three months ended September 30, 2010.

Commenting on Misonix’s financial and operating results, Michael A. McManus Jr., President and Chief Executive Officer, said, “We are pleased at the growth of our revenues and continued trends in gross margins particularly with respect to our medical device products.  We continue to reduce G&A expenses and we made additional progress this quarter. We will continue to manage our administrative expenses prudently, while supporting investments in product development and sales and marketing.  In late October, we announced the sale of our Laboratory and Forensic Safety Products business.  This sale of a non core business completes our strategy to focus exclusively on medical device products and enabled us to strengthen our balance sheet with an additional $1.5 million and an opportunity to receive an additional $500,000 over the next three years.  Our plan is to use the proceeds to continue to invest in our sales and marketing efforts in our Medical Device business.

“We remain committed to our strategic vision and belief that increased medical device sales through our proprietary sales channels, our emphasis on high margin disposables, a broader geographic reach and development of new surgical applications and technology, will strengthen and grow the Company over time.”

Conference Call:
Misonix management will host a conference call and webcast on Wednesday November 9, 2011 at 4:30 pm to discuss first quarter results.

Shareholders and other interested parties may participate in the conference call by dialing 866.783.2138 (domestic) or 857.350.1597 (international) and entering access code 31240745, a few minutes before the start of the call. A simultaneous webcast will be available via Misonix’s website at www.misonix.com. The call will be archived on the Company's website for at least 90 days.

A recording of the live-call will be available approximately 2 hours after the event through November 16, 2011.  The dial-in number to listen to the recording is 888.286-8010 or 617.801.6888.  The replay access code is 74394535.

About Misonix:
Misonix, Inc. designs, manufactures and markets therapeutic ultrasonic medical devices. Misonix’s therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix’s proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications.  Additional information is available on the Company’s Web site at www.misonix.com.

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships,  regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The Company disclaims any obligation to update its forward-looking relationships.

# # #

MISONIX, INC. And Subsidiaries
Consolidated Balance Sheets

	September 30, 2011	June 30, 2011
	Unaudited	Derived from audited
		financial statements
Assets
Current Assets:
Cash and cash equivalents	$6,206,855	$6,881,093
Accounts receivable, less allowance
for doubtful accounts of $130,739 and
$115,739, respectively	2,050,526	2,294,254
Inventories, net	3,879,875	3,779,020
Prepaid expenses and other current assets	267,854	374,472
Note receivable	460,000	210,000
Total current assets	12,865,110	13,538,839

Property, plant and equipment, net	1,069,395	991,195
Goodwill	1,701,094	1,701,094
Other assets	1,807,818	2,127,194
Total assets	$17,443,417	$18,358,322

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,971,100	$1,336,558
Accrued expenses and other current liabilities	1,230,143	1,969,078
Total current liabilities	3,201,243	3,305,636

Deferred income	$150,307	$161,360
Deferred lease liability	16,281	14,043
Total liabilities	3,367,831	3,481,039

Commitments and contingencies

Stockholders' equity:
Capital stock, $0.01 par value - shares authorized 20,000,000; 7,079,170
issued and 7,001,370 outstanding, respectively	70,792	70,792
Additional paid-in capital	25,870,205	25,787,960
Accumulated deficit	(11,452,987)	(10,569,045)
Treasury stock, 77,800 shares	(412,424)	(412,424)
Stockholders' equity	14,075,586	14,877,283
Total liabilities and stockholders' equity	$17,443,417	$18,358,322

MISONIX, INC. And Subsidiaries
Consolidated Statements of Operations
Unaudited

	Three Months Ended
	September 30,
	2011	2010
Net sales	$3,739,156	$3,257,988

Cost of goods sold	1,817,477	1,620,703

Gross profit	1,921,679	1,637,285

Selling expenses	1,270,407	965,007
General and administrative expenses	1,167,820	1,217,805
Research and development expenses	397,226	460,494
Total operating expenses	2,835,453	2,643,306

Operating loss from continuing operations	(913,774)	(1,006,021)

Total other income	94,826	201,590

Loss from continuing operations before income taxes	(818,948)	(804,431)

Income tax expense	4,960	38,100

Net loss from continuing operations	(823,908)	(842,531)

Discontinued operations:
Net loss from discontinued operations, net of income tax expense of $0 and $0, respectively	(60,034)	(175,315)
Net loss from discontinued operations	(60,034)	(175,315)
Net loss	$(883,942)	$(1,017,846)

Net loss per share from continuing operations-Basic	$(0.12)	$(0.12)
Net loss per share from discontinued operations-Basic	(0.01)	(0.03)
Net loss per share-Basic	$(0.13)	$(0.15)

Net loss per share from continuing operations-Diluted	$(0.12)	$(0.12)
Net loss per share from discontinued operations-Diluted	(0.01)	(0.03)
Net loss per share-Diluted	$(0.13)	$(0.15)

Weighted average common shares-basic	7,001,370	7,001,370

Weighted average common shares-diluted	7,001,370	7,001,370